UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2010

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Genesee & Wyoming Inc. (the “Company”) 2010 annual meeting of stockholders was held on May 27, 2010. At the annual meeting, the Company’s stockholders voted to elect the Company’s four nominees for director as further described below. In addition, the Company’s stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: The stockholders voted to elect the following individual as a Class II director for a two-year term expiring in 2012:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Norkus	59,052,665	625,703	2,617,704

The stockholders also voted to elect the following individuals as Class III directors for a three-year term expiring in 2013:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Philip J. Ringo	57,965,138	1,713,230	2,617,704
Mark A. Scudder	59,401,599	276,769	2,617,704
Øivind Lorentzen III	59,435,308	243,060	2,617,704

Directors whose terms of office continued after the annual meeting are: Mortimer B. Fuller III, John C. Hellmann, Robert M. Melzer, David C. Hurley and Peter O. Scannell.

Proposal 2: Ratification of the selection of Independent Registered Public Accounting Firm:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
PricewaterhouseCoopers LLP	61,389,485	875,272	31,315	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2010

GENESEE & WYOMING INC.

By:	/S/ ALLISON M. FERGUS
Name:	Allison M. Fergus
Title:	General Counsel and Secretary